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                                                                    EXHIBIT 10.9


                                                                     Translation
                                COMMERCIAL LEASE

BETWEEN THE UNDERSIGNED:

SOCIETE IMMOBILIERE VILLARCEAUX-NOZAY, a French Societe par Actions Simplifiee with share capital of (euro)547,500, registered office situated at 12 rue de la Baume, 75008 Paris, registered at the Paris Trade and Companies Registry, registration number B 319 266 722, duly represented by its authorised agent, the company CMS, itself represented by its Manager, Mr. Jean-Pierre Baron, of the first part
                                       Hereinafter referred to as the "Landlord"

AND:

AVANEX FRANCE, a French Societe Anonyme, with share capital of (euro) 214,233,000, registered office situated at Route de Villejust, 91625 Nozay Cedex, registered at the Evry Trade and Companies Registry, registration number B 392 305 652, represented by Philippe Bregi, Chairman and Chief Executive Officer, duly empowered for the purposes hereof of the second part
                                         Hereinafter referred to as the "Tenant"

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WHEREAS:

The Tenant has been developing its business operations on the Nozay business park over the past few years, notably by entering into several commercial leases with the Landlord. It currently has three leases over Buildings A, A' and A2/A3 respectively.

Following the Alcatel Group's sale of Alcatel Optronics to Avanex, the Tenant and Landlord agreed to terminate the three existing leases with effect from 1 August 2003 and to replace them simultaneously with this single nine-year lease covering Buildings A, A' and A2/A3 with effect from that date.

IT IS NOW HEREBY AGREED AS FOLLOWS:

COMMERCIAL LEASE GOVERNED BY THE PROVISIONS OF ARTICLES L 145-1 TO L 145-60 OF THE CODE DE COMMERCE AND THE PROVISIONS OF THE DECREE OF 30 SEPTEMBER 1953.

The Landlord hereby grants the Tenant and the Tenant hereby accepts a lease (hereinafter the "Lease") over the premises described below (hereinafter the "Premises"). The Tenant hereby represents and warrants that it has full knowledge of said Premises having occupied them prior to entering into this Lease.

ARTICLE 1 - DESCRIPTION - PURPOSE

The Premises subject of this Lease are situated on a business park at Villarceaux, 91620 Nozay (hereinafter the "Business Park") and comprise the following buildings, plans of which are attached to this Lease as an appendix:

- Building A: a three-storey concrete framed building, with a floor area of approximately 6,230 sq.m.;

- Building A': extension to Building A with a floor area of approximately 3,500 sq.m.;

- Buildings A2/A3 with two main storeys and a total floor area of approximately 9,030 sq.m.

Making a total floor area of approximately 18,760 sq.m.

These floor areas are indicative only and are given without warranty on the part of the Landlord.

The Premises are intended primarily for industrial use with accompanying office space.

ARTICLE 2 - TERM

The Lease will be granted and accepted for a term of nine full and consecutive years with effect from 1 August 2003, expiring on 31 July 2012.

The Tenant shall have the option of terminating the Lease, by giving six months notice thereof either served by bailiff or sent by registered mail, on 31 July 2006, 31 July 2009 and 31 July 2012.

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Should the Lease be renewed, it shall have a new term of nine years with the option for the Tenant of terminating on a three-yearly basis. The provisions of Article L 145-4 paragraph 2 of the Code de Commerce shall not apply.

The parties agree that the Tenant may terminate the Lease at the end of each three-yearly period either for all the buildings forming the Premises or for each one of the buildings separately, being Building A, Building A' and Building A2/A3. The Tenant may accordingly vacate one of the buildings without being obliged to vacate the others.

ARTICLE 3 - RENT

The Lease is granted and accepted in consideration for an annual total rent excluding VAT and service charges of TWO MILLION, SIX HUNDRED AND EIGHTY SEVEN THOUSAND TWO HUNDRED AND EIGHTY SIX EUROS AND FIFTY-EIGHT EURO CENTS ((euro)2,687,286.58), broken down as follows:

- Building A (6,230 sq.m.):(euro)177.51 excluding VAT and charges per sq.m. per annum, making a total of(euro)1,105,869.07 per annum excluding VAT and charges;

- Building A' (3,500 sq.m.):(euro)120.62 excluding VAT and charges per sq.m. per annum, making a total of(euro)422,161.02 per annum excluding VAT and charges;

- Buildings A2/A3 (9,030 sq.m.):(euro)128.38 excluding VAT and charges per sq.m. per annum, making a total of(euro)1,159,256.48 per annum excluding VAT and charges.

The rent shall be payable in advance in four equal quarterly instalments on 1 January, 1 April, 1 July and 1 October each year.

The rent is expressed exclusive of value added tax (VAT), the Landlord having opted for liability to the VAT regime. The Tenant accordingly undertakes to pay the Landlord in addition to the rent referred to above the amount of VAT or any other tax which may replace it at the rate prevailing on the date of each payment.

The amount of the first rent payment corresponds to rent due for the period beginning on the effective date of the Lease and ending on the final day of the current calendar quarter. The Tenant has accordingly this day paid the Landlord the sum of (euro)535,665.79 inclusive of VAT.

Should the Tenant terminate the lease over one of the buildings, the rent payable shall be reduced by the amount corresponding to the rent attributable to the vacated building with effect from the date of vacation.

ARTICLE 4 - RENT REVISION

The rent shall be index-linked each year to the Cost of Construction index published quarterly by INSEE taken over four consecutive quarters and shall accordingly be revised ipso jure on 1 January of each year.

For the first revision, which shall take place on 1 August 2004, the base index shall be that prevailing for the first quarter of 2003, being 1,183 and the revision index shall be that prevailing for the first quarter of 2004. In each subsequent year, the base index for that year shall be the revision index for the previous year and the revision index shall be that published four quarters later.

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The rent revision is applicable automatically and no further notice need be given. No failure on the Landlord's part to apply the revision immediately shall prevent either party from exercising its right to claim application of the revision with retroactive effect.

Should the INSEE cease to publish the Cost of Construction index and no new official index takes its place, it shall be replaced by an equivalent index chosen by mutual agreement of the parties, or failing that by an expert appointed by mutual agreement of the parties or by order of the President of the Tribunal de Grande Instance at the request of either party. The costs shall be divided equally between the parties, whether the expert is appointed by mutual agreement or by court order.

ARTICLE 5 - SECURITY DEPOSIT

The Tenant has this day paid the Landlord a deposit in the sum of six hundred and seventy one thousand, eight hundred and twenty one euros and sixty four euro cents ((euro)671,821.64), equating to three months rent excluding VAT and charges, to guarantee performance of its undertakings hereunder.

RECEIPT IS HEREBY ACKNOWLEDGED

The amount of the deposit shall be automatically index-linked in accordance with the provisions of Article 4 above such that it is always equal to three months rent excluding VAT and charges.

Insofar as necessary, it is stipulated that the interest earned on the security deposit shall be retained by the Landlord.

The security deposit shall not be returned until the Tenant has discharged all its obligations hereunder, including but not limited to payment of all rent and charges due to the Landlord, completion of the work required to return the Premises to their original state of repair as provided for under Article 18 hereof, and completion of all works required by the authorities under regulations governing the discontinuation of a hazardous classified activity as stipulated in Article 6.5 hereof.

ARTICLE 6 - SERVICE CHARGES AND RENTAL TERMS AND CONDITIONS

6.1      COMPLIANCE WITH BUILDING REGULATIONS AND STANDARDS: OBLIGATIONS OF THE
         PARTIES

In the event of a change in the regulations governing the Premises and their use, the Tenant shall carry out the works required to comply with the new standards imposed by the introduction and/or applicability of:

(i) an existing regulation which did not apply to the Premises on the effective date of the Lease but which became applicable after that date;

(ii) a new regulation enacted after the effective date of the Lease, which is applicable to the Premises due to their status.

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The Tenant shall obtain all consents for such works after consultation with the
Landlord and in compliance with the provisions of Article 6.6.2 hereof.

6.2      CONTRACTUAL USE

6.2.1 The Tenant agrees to occupy the Premises honourably and peacefully in accordance with their intended use as indicated in Article 1 hereof and Articles 1728 and 1729 of the Code Civil.

         The activity conducted in the Premises shall not give rise to any breach, complaint or claim from anyone whatsoever. The Tenant shall accordingly be personally responsible for dealing with all grievances made to the Landlord as a result of the Tenant's activity, including those relating to the legal and administrative status of the Premises, such that the Landlord is never troubled and is held harmless from any consequences that may arise therefrom.

6.2.2 The Tenant hereby represents and warrants that it accepts all existing or future constraints relating to the classification of all or part of the Business Park as a hazardous classified facility (Etablissement a Regime Restrictif - E.R.R.) and the introduction of Restrictive Zones on the Business Park.

         Should the Tenant's own activity require the implementation of such safety measures, the Tenant undertakes to advise the Landlord of the consequences of those measures on the operation of the Business Park itself. The Tenant shall bear all costs of any nature whatsoever directly or indirectly related to the implementation of safety measures for its own benefit.

6.3      FURNISHING AND OPERATION

6.3.1.   Furnishing

         By derogation to Article 1752 of the Code Civil, the Tenant is under no obligation to furnish the Premises.

6.3.2    Maintenance in effective state of operation

         The Tenant shall maintain the Premises in an effective state of operation save during periods required to redeploy the Tenant's employees as a result of trends in its business activities.

         The Tenant is fully aware of the state of repair of the Premises and shall be personally responsible for conducting the compulsory periodical controls relating to asbestos, termites and where applicable other wood-boring insects, legionnella and more generally any periodical controls relating to health and safety regulations which might prove necessary during the term of the Lease. The Landlord undertakes to advise the Tenant of any requests it might receive in this respect from a government authority.

         The cost of any eradication or works which prove necessary as a result of such controls shall be borne by the Landlord unless the requirement for the works is

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         attributable to one or more of the Tenant's specific activities or the specific conditions under which the Tenant and/or other occupants operate the Premises.

         The Tenant shall further bear the cost of or procure that any sub-lessee with whom the Tenant shall remain jointly and severally liable shall bear the cost of any requirements including the completion of works which may be imposed by the DRIRE or the fire brigade due to one or more of the specific activities conducted by the Tenant or its sub-lessees or due to the specific conditions under which the Premises are operated and notably resulting from the existence and operation by the Tenant or any of its sub-lessees of hazardous classified facilities.

6.4.     CONSENTS

As regards the consequences of its methods and conditions of occupation and/or use of the Premises, the Tenant undertakes as follows:

(i) to comply with all regulations and ordinances in force, notably as regards roads, police, health, APSAD employment rules and safety, such that the Landlord shall never be troubled or held liable in this respect;

(ii) to be personally responsible for dealing with all claims or injunctions which may be made by the competent authorities in this respect;

(iii) to be personally responsible for obtaining all administrative consents which may be required in this respect;

(iv) to pay all sums, fees, taxes and other duties which may become due and payable in this respect.

6.5      HAZARDOUS CLASSIFIED FACILITIES

The Tenant hereby represents and warrants that it is fully aware of the administrative obligations imposed under regulations relating to hazardous classified facilities.

The Tenant undertakes to comply strictly with such regulations and to make the appropriate declarations and applications for consents for its own facilities.

The Tenant undertakes to advise the Landlord of any declaration or application for consent it makes and of any acknowledgement of receipt, advice of public enquiry or decree granting consent issued by the competent authorities.

Upon vacation of the Premises, the Tenant undertakes to fulfil all administrative requirements relating to the discontinuation of a hazardous classified business and to take all measures that may be validly required by the competent authorities resulting from the conditions surrounding the discontinuation of such business.

6.6      MAINTENANCE - WORKS - REPAIRS

6.6.1    General terms and conditions

The Tenant shall maintain the Premises in a proper state of repair throughout the term of the Lease and shall in this respect carry out all repairs which may be necessary, with the sole exception of those major repairs strictly referred to in Article 606 of the Code Civil.

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Insofar as necessary, it is stipulated that the Tenant shall bear the cost of repairing, replacing, maintaining in a proper state of safety and cleanliness and generally maintaining the equipment required for normal use of the Premises, such as electrical, plumbing, fire detection and protection, lifting, ventilation, air conditioning, security, glass, ironmongery, joinery, information systems, sanitary or other installations.

In this respect, the Tenant undertakes to repair any dilapidations to the Premises as and when they occur.

The Tenant undertakes not to carry out any demolitions, pierce load-bearing walls or arches or carry out any construction without the prior written consent of the Landlord.

6.6.2    Terms and conditions governing works carried out by the Tenant

(a) Before beginning any works, the Tenant shall provide the Landlord with a pack including the following:

         (i)      A description of the scheduled works and equipment;

         (ii)     A timetable for the works with a detailed methodology;

         (iii) A report from an authorised inspection agency on the impact of the proposed works on the security regulations applicable to the Premises;

         (iv) Where applicable, copies of all requisite administrative consents.

         These provisions shall also apply to the installation of any equipment or facilities destined to be a permanent fixture to the building.

(b) The works may not begin until fifteen calendar days after the Landlord's receipt of the pack referred to above and provided the Landlord has not expressed disagreement. The Landlord may only withhold agreement on the following grounds:

              -        a proven adverse impact on the value of the Premises;

              -        breach of safety regulations;

              -        breach of building and/or planning regulations;

              -        breach of the provisions of the Lease.

(c) The Tenant shall carry out the works in accordance with industry standards, using good quality materials and employing qualified contractors, consultants and inspection agencies.

         For all works, the Tenant shall use only those qualified contractors which have adequate insurance cover. More generally, the Tenant shall take out or cause to be taken out the necessary insurance for the works including sufficient cover for consequential loss, and shall provide the Landlord with evidence thereof at the Landlord's first demand, accompanied by evidence that the corresponding premiums have been paid and are up to date.

         The works shall be carried out, should the Landlord so request, under the supervision of the Landlord's technical consultant, whose role shall be to verify compliance with all technical regulations and with the pack referred to in (a) above.

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(d)      The Tenant shall bear all costs arising as a result of such works, with the exception of fees charged by the Landlord's technical consultant.

(e) The provisions of Article 6.6.2 (a) and (b) above do not apply to works involving cable networks and removable partitions.

(f) The Tenant shall hold the Landlord harmless from all liability towards third parties in respect of physical damage or consequential loss resulting directly or indirectly from works carried out by the Tenant. The Landlord shall similarly hold the Tenant harmless from all liability towards third parties in respect of physical damage or consequential loss resulting directly or indirectly from works carried out by the Landlord.

6.6.3    Works to be carried out by the Landlord

By derogation to Article 1724 of the Code Civil, the Tenant shall suffer without compensation or rent abatement all urgent and necessary works which the Landlord may be obliged to carry out in the Premises in accordance with the provisions of
Article 6.6.1 above, regardless of the duration and even beyond a period of forty days. The Landlord undertakes to use best endeavours to complete such works without delay and to limit the inconvenience caused to the Tenant.

The Tenant shall give the Landlord, its representatives, architects, contractors and tradesmen access to the Premises for the purpose of visiting, repairing and maintaining the Premises. The Landlord shall give the Tenant no less than eight calendar days notice of such visits. The Landlord or its representatives shall comply with the Tenant's access control standards.

6.7      PLATES AND SIGNS

The Landlord hereby represents and warrants that it approves all the signs existing on the effective date of the Lease.

The Tenant shall be entitled to affix any sign to the Premises relating to the activities conducted therein, provided the requisite administrative consents have been obtained and the Landlord has given its consent, which may not be withheld other than on legitimate and serious grounds which must be justified to the Tenant.

6.8      UTILITIES

The Tenant shall take out all electricity and telecommunications contracts required for the conduct of its business. Upon expiry of the Lease, the Tenant shall be personally responsible for cancelling any such contracts.

The Tenant shall pay all standing charges, taxes and consumption charges directly to the utility concerned.

The Tenant shall bear the cost of maintaining electrical lighting and power supply networks, low voltage networks and fuse boxes situated in the Premises.

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6.9      COMMON FACILITIES AND SERVICES

From the effective date of the Lease, the Tenant shall pay all sums corresponding to its share of the cost of maintaining and operating the common facilities and services on the Business Park, such that the rent received by the Landlord is clear of all charges.

For the purposes of applying the provisions of this Article, it is stipulated that services common to all buildings and tenants on the Business Park shall be managed by the Landlord.

The Tenant acknowledges that it is aware of and will comply with the Landlord's method of managing the common facilities and services on the Business Park and undertakes to enter into a Common Services Agreement with the Landlord after execution of the Lease.

Common facilities and services principally encompass removal of ordinary waste, maintenance of landscaped areas, cleaning of all external areas, maintenance of common networks, general security of the site and management and maintenance of a common telephone switchboard.

The Landlord shall manage the common facilities and services on similar financial terms and conditions to those practiced by CIT between 1 January 2003 and 31 July 2003.

The Tenant hereby undertakes to pay in accordance with the aforesaid terms and conditions, along with each rent payment, a proportion of the shared charges set out in the Common Services Agreement and corresponding to a quarter of the annual budget fixed by the Landlord.

The Landlord shall at the beginning of each calendar year adjust the charges based on the actual cost incurred on behalf of the tenants. The Landlord shall establish the difference between the Tenant's share in the actual costs and the charges paid in advance during the year and shall issue an invoice or credit note as appropriate.

ARTICLE 7 - INTERCOMPANY RESTAURANT

The Tenant shall be entitled to use the intercompany restaurant situated on the Business Park.

The intercompany restaurant is governed by a contract appointing Alcatel CIT as representative of all parties thereto. The Tenant acknowledges that it has read the contract having been a tenant of the Business Park prior to execution of the Lease and undertakes to fulfil all its obligations under the contract or any other contract which might replace it such that the Landlord shall never incur any expense or cost in that respect.

ARTICLE 8 - STATE OF REPAIR OF PREMISES - POSSESSION

The Tenant hereby represents and warrants that, being an existing and former tenant of the Premises, it is fully aware of the state of repair thereof and accepts the Premises in that state of repair with no right to claim any alterations or repairs by the Landlord due to non-compliance with any regulatory standards in force and applicable prior to the date of execution hereof, and notably those standards concerning safety of employees and access for disabled persons.

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The Tenant further waives all right of recourse against the Landlord with respect to the environmental status and/or the administrative and legal status of the Premises (buildings compliance, allocation, use, etc.) prior to the date of execution hereof.

At the initiative of either party, an inventory shall be drawn up by a bailiff no later than two months from the effective date of the Lease, the costs to be shared equally between the Tenant and Landlord.

ARTICLE 9 - SUB-LETTING - ASSIGNMENT

9.1      SUB-LETTING

a) The Tenant may sub-let its rights in the Lease in full or in part to any company with the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed or subject to conditions which bear no relation to the proposed sub-tenant. In any event, the Tenant may sub-let the Premises to its subsidiaries or any companies belonging to the Avanex Group without the Landlord's prior consent.

b) Should consent be given, the Tenant shall send the Landlord by registered mail a copy of the proposed sub-lease for the Landlord's approval, the clauses of which shall be substantially the same as those contained herein.

c) The sub-letting(s) shall not be binding upon the Landlord and the sub-lease shall include an express waiver on the part of the sub-tenant(s) of all claims against the Landlord and all rights to renew the sub-lease.

d) Any partial sub-lettings must encompass a coherent block (meaning one of the four buildings in its entirety as described in Article 1 hereof) in order to avoid excessive sub-division over time.

e) All sub-lettings, to whatever level, shall be granted at the risk and peril of the Tenant and the Tenant undertakes to be personally responsible for evicting any occupant of the Premises.

9.2      ASSIGNMENT

a)     The Tenant may assign the full benefit of the Lease to:

(i)    the purchaser of its business;

(ii) any company with the Landlord's prior written consent, which may not be unreasonably withheld or delayed or subject to conditions which bear no relation to the proposed assignee. In any event, the Tenant may assign the benefit of the Lease to its subsidiaries or any companies belonging to the Avanex Group without the Landlord's prior consent.

       The assignee shall provide the Landlord with evidence that it has at least an equivalent level of solvency and standing as the Tenant with respect to the undertakings assumed by virtue of the assignment.

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b)     The Landlord shall advise the Tenant of its consent or refusal of the proposed assignee by registered mail or notice served by bailiff, no later than fifteen full days after receiving notice of the Tenant's intention to assign the benefit of the Lease.

c) The assignment shall be made by notarised deed or private agreement and the Tenant shall seek the Landlord's approval thereto with at least fifteen days notice sent by registered mail.

       An enforceable or original registered copy of the assignment shall be given to the Landlord no later than one month after its execution, at the expense of the Tenant.

d) No assignment or transfer may be made if any rent and/or service charges are outstanding by the Tenant to the Landlord.

e) In any event, the Tenant shall remain jointly and severally liable with the assignee and any subsequent assigns both in respect of payment of rent and other charges and in respect of performance of any obligations and conditions under the Lease, with no right of beneficium divisionis or beneficium excussionis.

ARTICLE 10 - INSURANCE - LIABILITY - RECOURSE

10.1 The Landlord undertakes to contract the following insurance with reputable insurance companies:

(i) Insurance of the Premises, at replacement value including all fixtures within the meaning of Article 525 of the Code Civil, against all usual risks of destruction and notably the following:

       Fire and lightning, explosion of any nature, electrical damage, fall of aircraft and airborne objects, collision of vehicles belonging to third parties, natural disasters, notably hurricanes, cyclones, tornadoes, storms and hail, smoke, strikes, riots and popular unrest, vandalism and malicious acts, water damage, damage related to plumbing, heating and cooling systems.

       Insurance shall include related cover, and notably loss of rent for a period of three years, rubble removal costs and expert's fees.

(ii) Public liability insurance covering bodily injury or material damage caused to third parties as a result of the buildings, fixtures and facilities in common areas, and the activities of employees responsible for such common areas. It is stipulated that the tenants are deemed to be third parties with respect to the Landlord.

10.2     In the event of a claim covered by the insurance referred to in Article
         10.1 above, the Landlord shall waive and shall procure that its insurers shall waive all recourse they may have against the Tenant and its insurers or other occupants of the Premises let to the Tenant.

The Tenant shall reimburse the Landlord, along with the service charges, its share of the insurance premiums due on the policies referred to Article 10.1 (i) above.
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10.3     The Tenant shall insure and keep insured with a reputable insurance company throughout the entire term of the Lease all fittings it may have made in the Premises and all objects, furniture, equipment and goods belonging to it and held in the Premises, against fire, water damage, short circuits, explosion and all other risks customarily insured, recourse by neighbouring tenants and third party liability particularly with respect to bodily injuries arising as a result of accidents occurring in the Premises or for which the Tenant could be held responsible. The Tenant shall pay all premiums related to such insurance and provide evidence thereof each time the Landlord so requests.

The policy shall include a waiver from the insurance company of any recourse to the Landlord, the Landlord's representatives or the insurers of those persons for the share of any damages or losses for which they may be held responsible in any way whatsoever.

10.4 Should the Tenant fail to take out said insurance policies and/or pay the premiums thereon, the Landlord reserves the right to do so in the Tenant's place, in which case the Tenant undertakes to reimburse the Landlord for all sums paid in this respect, together with interest at the rate referred to in
Article 20.2 below, which shall be applied ipso jure and without further notice with effect from the due date of the sums in question.

10.5 The Tenant shall without delay advise the Landlord in writing of any damage occurring in the Premises, failing which the Tenant shall be held personally liable for reimbursing any direct or consequential loss arising for the Landlord as a result of such damage, or held personally responsible if the Landlord is unable to report the claim to its insurers within good time.

10.6 Should the activity conducted by the Tenant lead to a premium surcharge either for the Landlord or the neighbouring tenants, the Tenant shall compensate the Landlord for the additional premium and hold it harmless against any claims from neighbouring tenants.

10.7     Special provisions concerning fitting out works

The Tenant undertakes to hold the Landlord harmless from all liability for injuries, losses or damage to all persons or things caused directly or indirectly by fitting out work carried out by the Tenant. The Tenant shall take out third party liability insurance to this end.

Should such fitting out work be supervised by an architect, the architect must at all times be covered by third party liability and professional indemnity insurance and be able to prove that the insurance premiums thereon have been paid and are up to date.

ARTICLE 11 - CLAIMS MADE BY OR AGAINST THIRD PARTIES

The Tenant shall be personally responsible, at its own risk, peril and expense, for all claims made by neighbouring tenants or third parties, including but not limited to claims in respect of noise, odours, heat or tremors caused by the Tenant or by equipment belonging to the Tenant during the term of the Lease or upon the Tenant's vacation of the Premises, such that the Landlord shall never be troubled or held liable in this respect.

Should the Landlord be obliged notwithstanding to pay any sums arising as a result of such claims, following the Tenant's failure to respond to the Landlord's notice, the Tenant shall undertake to reimburse the Landlord.

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The Tenant shall be personally responsible for dealing with all damage caused to the Premises and all disturbance of possession caused by neighbouring tenants or third parties and shall take action directly against the perpetrators of such disturbances such that the Landlord shall never be troubled in this respect.

ARTICLE 12 - LIABILITY AND RECOURSE

The Tenant waives all recourse against the Landlord and all rights to claim a rent abatement in the following circumstances:

(i) should one of the components of either the common or individual facilities, such as lifts, heating and air conditioning systems, backup electricity system, telephone installations and company restaurant, be out of service or non-operational even for a prolonged period of time, for reasons outside the Landlord's control;

(ii) in the event of damage caused by fire, theft, water, humidity or any other circumstance affecting the Tenant's belongings or fixtures or in the event of partial destruction of the Premises, to the extent that the Landlord shall without delay take measures to remedy the situation;

(iii) in the event of theft or other offences committed in the Premises, the Landlord being under no obligation to provide specific security services.

In the event of material damage or consequential loss, the Tenant waives all rights to claim compensation from the Landlord for loss of enjoyment or loss of business due to the total or partial discontinuation of its activity, save where the Landlord is proved to be at fault.

ARTICLE 13 - DESTRUCTION OF THE PREMISES

Following a fire, explosion of any kind or other damage (destruction of Premises or physical inability to use the Premises for the contractual purpose set out in
Article 1, save where caused by administrative reasons):

(i) should all the Premises or a surface area representing more than 50% of the Premises be destroyed or rendered unusable, the Lease shall be terminated ipso jure with no compensation on either side. The entire benefit of insurance compensation shall be acquired by the Landlord (without prejudice to the application of any provisions of the Code des Assurances or any assignment of compensation which may be granted by the Landlord);

(ii) should one of the buildings be destroyed or rendered unusable, the Landlord shall have the building(s) rebuilt and shall grant the Tenant a rent abatement pro rata to the floor area destroyed or rendered unusable during the reconstruction period.

In the event of reconstruction as referred to in Article 13 (ii) above, the Tenant waives all right to claim compensation from the Landlord whether in respect of works carried out or the unavailability of the building which has been destroyed. The Landlord undertakes to use best endeavours to have the damaged building(s) rebuilt without delay and according to the prevailing building standards and, more generally, planning regulations.

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Should the surface area of the new building be greater than the surface area destroyed or rendered unusable, the additional new space shall not be included in the scope of the Lease and the Tenant shall have one month from the date on which the final administrative consents have been granted to exercise a right of preference to have the additional space included in the scope of the Lease.

Should the surface area of the new building be less than the surface area destroyed or rendered unusable, the new building shall be included in the scope of the Lease in its entirety and the Tenant shall benefit from a rent abatement pro rata to the surface area destroyed or rendered unusable and not rebuilt.

ARTICLE 14 - DISRUPTION TO COMMON SERVICES

The Landlord shall not be held liable for malfunctions or disruptions in water, gas, electricity or any other similar common service outside the Premises. The Landlord shall be under no obligation to advise the Tenant of such disruptions unless it had prior knowledge thereof.

ARTICLE 15 - TAXES AND DUTIES

The Tenant shall pay all its personal direct and indirect contributions, rental taxes and business use tax and shall provide evidence of their payment at the Landlord's request and upon expiry of the Lease with at least eight days notice prior to departure with respect to sums due on that date.

The Tenant shall further reimburse the Landlord for the annual office use and storage use tax relating to the Premises and any taxes relating to the Premises which may be created in the future where the designated legal taxpayer is the Landlord. The Landlord shall send all demands for the annual office and storage use tax to the Tenant no later than ten days after receipt thereof.

The Landlord shall be responsible for paying the land tax relating to the Premises.

ARTICLE 16 - COMPLIANCE WITH ADMINISTRATIVE REGULATIONS

The Tenant shall comply with all laws, regulations and ordinances in force, and more specifically those relating to roads, health, police, safety and factory inspections, such that the Landlord shall never be troubled or held liable in this respect.

Such authorisations may under no circumstances be deemed to be a condition precedent to performance of the Lease.

ARTICLE 17 - VISITS TO PREMISES

The Landlord reserves the right both for itself and its duly authorised representatives to gain access to the Premises during business hours in order to take emergency measures to protect its rights and/or have repairs made to the Premises, subject to giving the Tenant twenty-four hours notice thereof.

Should the Tenant give notice to terminate the Lease or should the Premises or the Business Park be put up for sale, the Tenant shall permit prospective tenants or purchasers to visit the Premises, accompanied by the Landlord or its duly authorised representative, on all business days between the hours of 10 a.m. and 5 p.m., to the extent that the Landlord shall, wherever possible, give the Tenant twenty-fours hours notice of such visits.

In any event, the Landlord or its duly authorised representatives shall comply with the safety regulations specific to the operation of the Premises.

ARTICLE 18 - VACATION OF PREMISES

The Tenant shall hand back the Premises in a proper state of repair and shall pay the cost of any repairs required under the terms and conditions set out in
Article 6.6.1 above.

18.1     EXIT INVENTORY

An inventory and inspection of the Premises shall be carried out by a bailiff, the cost of which shall be shared equally by the Landlord and Tenant, no later than the Lease expiry date or the effective date of the Tenant's departure, if different.

18.2     ACCESSORIUM SEQUITUR PRINCIPALE - REPAIRS

The Tenant's obligation to pay the rent shall not cease until the day on which the Premises are handed back in their entirety with vacant possession and empty of all furniture, production machines and associated hookup. The Tenant shall further undertake to continue paying the rent in the event that repair works are to be or are being carried out as validly required by the competent authorities in the case of discontinuation of a hazardous classified activity previously conducted by the Tenant, to the extent that the Landlord is unable to re-let the Premises during such period.

All fixtures, fittings and improvements (including any cable networks and moveable partitions existing as of the date hereof) made by the Tenant prior to the date hereof or during the term of the Lease shall become the property of the Landlord by way of accessorium sequitur principale upon the Tenant's vacation of the Premises, without compensation.

Notwithstanding the foregoing, the Landlord may at its discretion ask the Tenant to remove at the Tenant's own expense all fixtures, fittings and improvements carried out by the Tenant during the term of the Lease, save where the Landlord has waived such right at the time of authorising said fixtures, fittings and improvements.

Should the Tenant fail to carry out the repairs and removal works within the requisite time period or should the Tenant fail to respond to the Landlord's notice to do so served by bailiff, the Landlord shall have the amount of said repairs and works quantified by its architect and the Tenant shall pay such sum without delay and shall be discharged from its obligation to carry out said repairs and works.

ARTICLE 19 - AMENDMENTS - TOLERANCE

Any amendment hereto shall be made in writing either in the form of a supplemental agreement entered into by both parties or by an exchange of correspondence.

Amendments shall under no circumstances be deemed to have been made either following the Landlord's failure to respond to any correspondence or to the Landlord's tolerance of a change in terms and conditions regardless of the frequency or duration. The Landlord shall at all times remain free to demand strict compliance with the provisions of the Lease where there has been no express written amendment.

ARTICLE 20 - LESSEE'S FAILURE TO COMPLY WITH UNDERTAKINGS - TENANT'S DEFAULT - PENALTIES

20.1 It is expressly stipulated that should the Tenant fail to make a payment of rent or occupation indemnity and/or other sums on the due date or should the Tenant fail to comply with one of its significant undertakings hereunder or with the provisions of the law or a court order, where such failure has not been remedied within one month of receiving a simple order to pay or perform, the Landlord may choose to terminate the Lease ipso jure.

The Tenant may then be evicted upon simple order delivered by the President of the Paris Tribunal de Grande Instance, who need only establish the occurrence of default, said order being binding immediately.

20.2 Should the Tenant fail to comply with one of its undertakings, and more specifically its undertakings with respect to maintenance and repair works, and such failure has not been remedied within fifteen days of receiving notice thereof from the Landlord, the Landlord shall, independently of the option to terminate the Lease in accordance with the provisions of 20.1 above, have the right to appoint a contractor of its choice at the expense, risk and loss of the Tenant. The resulting costs shall be added ipso jure to the next rent payment.

Should the Tenant fail to pay any sum due under the Lease on the due date for which notice has been duly sent by the Landlord, penalty interest shall be applied ipso jure with effect from the due date at the legal base rate prevailing at the time plus 150 percentage points, with no requirement for further notice and without prejudice to application of the default clause referred to above.

Should the Lease be terminated pursuant to the provisions of this Article, the Landlord shall retain the security deposit as compensation, without prejudice to any other rights or remedies available to it under the provisions of Article 1760 of the Code Civil.

Should the Tenant fail to vacate the Premises after termination of the Lease for whatever reason or upon expiry of the Lease, the Tenant shall ipse jure be charged an occupation indemnity hereby fixed at the sum of the current rent plus 50% for each day of delay, without prejudice to any other rights to damages which may be available to the Landlord.

ARTICLE 21 - ADDRESS FOR SERVICE

All notices and other correspondence sent under this Lease and any subsequent agreements arising therefrom shall be deemed to have been validly made when addressed to the parties at their respective head offices.

ARTICLE 22 - CHOICE OF LAW AND JURISDICTION

This Lease shall be governed by the laws of France. Any dispute shall be referred to the exclusive jurisdiction of the courts in the place where the Premises are situated.

ARTICLE 23 - SUBROGATION OF LESSOR

Should the Landlord, either during the term of the Lease or during any extension thereto, legally transfer title to the Premises to a third party, whether a natural person or body corporate, that third party shall automatically be subrogated in the Landlord's rights and obligations under the Lease. Such subrogation, which the Tenant hereby accepts, shall not lead to novation of the Lease.

Signed and delivered in Paris
on 1 August 2003
(in triplicate, each party acknowledging receipt of one copy)

/s/ JEAN-PIERRE BARON                                       /s/ PHILIPPE BREGI

Societe Immobiliere Villarceaux-Nozay                       Avanex France
Jean-Pierre Baron                                           Philippe Bregi